As filed with the Securities and Exchange Commission on July 9, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Quhuo Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7389	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3rd Floor, Block D, Tonghui Building

No. 1132 Huihe South Street, Chaoyang District

Beijing, People’s Republic of China

(+86-10) 5338 4963

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East, 42th Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

People’s Republic of China

(+86-10) 6529-8300

Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong (+852) 2912-2500

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-238941

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Class A ordinary shares, par value US$0.0001 per share	683,100	US$10.00	US$6,831,000	US$886.66

(1)

American depositary shares, or ADSs, issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 with the Securities and Exchange Commission (File No. 333-239528). Each ADS represents one Class A ordinary share.

(2)

Includes (a) Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and (b) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs. The Class A ordinary shares are not being registered for the purpose of sales outside the United States. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, the amount being registered is in addition to and does not include the 3,105,000 securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-238941).

(3)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933. The Registrant previously registered securities at an aggregate offering price not to exceed US$34,155,000 on the Registration Statement on Form F-1 (File No. 333-238941), which was declared effective by the Securities and Exchange Commission on July 9, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of U$6,831,000 is hereby registered, which includes additional securities that the underwriters have the option to purchase.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-238941) initially filed by Quhuo Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 4, 2020, which was declared effective by the Commission on July 9, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Quhuo Limited

Exhibit Index

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Quhuo Limited (File No. 333-238941) initially filed with the Securities and Exchange Commission on June 4, 2020)

24.2	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the PRC, on July 9, 2020.

QUHUO LIMITED

By:	/s/ Leslie Yu
Name: Leslie Yu
Title: Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 9, 2020 in the capacities indicated.

Signature	Title

/s/ Leslie Yu	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
Leslie Yu

*	Chief Financial Officer (principal financial and accounting officer)
Wenting Ji

*	Director
Shuyi Yang

*	Director
Zhen Ba

*	Director
Yung-Hung Chang

*	Director
Harry Chi Hui

*	Director
Chenxi Zhao

*	Director
Fan Yang

*By	/s/ Leslie Yu
Name: Leslie Yu
Attorney-in-fact

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Leslie Yu and Wenting Ji and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 9, 2020 in the capacities indicated:

Signature	Title

/s/ Jingchuan Li	Independent Director
Jingchuan Li

/s/ Jing Zhou	Independent Director
Jingzhou

/s/ Jie Jiao	Independent Director
Jie Jiao

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of QUHUO LIMITED, has signed this Registration Statement or amendment thereto in New York, New York, United States of America on July 9, 2020.

COGENCY GLOBAL INC. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President